UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO 1
TO
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2005

OPEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50450
(Commission File Number)

98-0370750

(IRS Employer Identification No.)
514 Via De La Valle, Suite 200, Solana Beach, CA 92075

(Address of principal executive offices and Zip Code)

(858)-794-8800

(Registrant's telephone number, including area code)

Barnabus Energy, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amendment No 1 to our Current Report on Form 8-K filed on August 31, 2005 is being filed for the sole purpose of disclosing that, in addition to the documents described in the original filing, the registrant, its wholly owned subsidiary Barnabus Energy Inc. and MB Gas Inc. had entered into a Project Development & Project Management Agreement 150, and an Amendment No. 1 to the same (the Project Agreement"), which required MB Gas to create a general plan for developing the project and to submit the same to the registrant for its approval. That approval was in the sole discretion of the registrant. Following the approval of a general plan by the registrant, MB Gas had to get specific authorization for expenditures, and the registrant had the right to refuse to agree to these. A copy of the Project Agreement is attached hereto as an exhibit, and the description of it is qualified by reference to the actual terms thereof.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1. Project Development & Project Management Agreement 150, and an Amendment No. 1 to the same

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNABUS ENERGY, INC.

By: /s/ David Saltman
Name: David Saltman Title: CEO Dated: April 21, 2006